UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2014

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2014, Sucampo Pharmaceuticals, Inc. (the "Company") subsidiary, Sucampo AG, entered into an exclusive global manufacturing and supply agreement (the "EMSA") with R-Tech Ueno, Ltd. (the "R-Tech") for ten years with an automatic renewal of ten more years unless the parties terminate the EMSA. R-Tech shall provide to the Company and its subsidiaries clinical and commercial supply of lubiprostone, in certain circumstances, as API, intermediate or finished product globally at supply prices that are reduced from the current supply prices. The current manufacturing and supply agreements for lubiprostone are superseded by the EMSA; except that the EMSA will not apply to the clinical and commercial supply of lubiprostone to the United States and Canada until the Supply and Purchase Agreement among Takeda Pharmaceutical Company, Ltd., R-Tech and us has expired and to Japan until the expiration of the manufacturing and supply agreement for Japan or certain material circumstances occur. We also have the right to qualify a back-up supplier for lubiprostone in expanded situations, e.g. authorized generic, additional formulations, inability to supply in certain circumstances, and others. There are no commercial or development milestones in the EMSA and all other terms contained in the superseded manufacturing and supply agreements are generally contained in the EMSA. The EMSA is effective as of January 1, 2014, notwithstanding the date the Company signed the Agreement.

The foregoing description of the EMSA does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal period ending September 30, 2014.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" of this report relating to the superseding of the certain current manufacturing and supply agreements is hereby incorporated by reference in this Item 1.02.

Item 8.01. Other Events.

On August 21, 2014, the Company issued a press release pursuant to which it announced that it had entered into the EMSA. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit relating to Item 1.01 shall be deemed to be furnished, and not filed:

99.1 Press Release issued by the Company on August 21, 2014

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sucampo Pharmaceuticals, Inc.

Date:	August 21, 2014	By:	/s/ THOMAS J. KNAPP
			Name:	Thomas J. Knapp
			Title:	EVP, Chief Legal Officer and Corporate Secretary